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                                                                    EXHIBIT 99.1
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Melita International Corporation ("Melita" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Melita. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for forward-looking statements (the "Safe Harbor Statement") to reflect future developments. In addition, Melita undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. This Safe Harbor Statement supersedes that certain Safe Harbor Statement filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q dated August 14, 1997.

     Melita provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:


               DEPENDENCE ON LIMITED PRODUCT LINE; RISKS ASSOCIATED WITH SERVICING THE MARKET FOR CALL CENTER SOLUTIONS

                  The Company currently derives substantially all of its
               revenues from sales of its PhoneFrame Explorer and upgrades and additions to its PhoneFrame CS products and related services. PhoneFrame CS was introduced in early 1995 and PhoneFrame Explorer in late 1997. The Company expects that these products and related services will continue to account for a substantial portion of the Company's revenues for the foreseeable future. Although the Company intends to enhance these products and develop related products, the Company expects to continue to focus on providing customer contact and intelligent call center management solutions as its primary line of business. As a result, any factors adversely affecting the market for call center systems in general, or the PhoneFrame Explorer and PhoneFrame CS products in particular, could adversely affect the Company's business, financial condition and results of operations. The Company faces a potential charge resulting from the impact of having to write down inventory of outdated products which cannot be sold. The market for call center systems is intensely competitive, highly fragmented and subject to rapid change. The Company's future success will depend on continued growth in the market for call center automated solutions, and there can be no assurance that this market will continue to grow. If this market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, financial condition and results of operations would be materially adversely affected.

               RELIANCE ON SIGNIFICANT CUSTOMERS

                  The Company has derived and believes that it will continue to derive a significant portion of its revenues in any period from a limited number of large corporate clients. During 1997, the Company's five largest customers accounted for 27.9% of the Company's total revenues. In 1996, the Company's five largest customers accounted for 24.5% of its total revenues. In 1995, the Company's five largest customers accounted for 25.0% of its total revenues. Although the specific customers may change from period to period, the Company expects that large sales to a limited number of customers will continue to account for a significant percentage of its revenues in any particular period for the foreseeable future. Therefore, the loss, deferral or cancellation of an order could have a significant impact on the Company's operating results in a particular quarter. There can be no assurance that its current customers will place additional orders, or that the Company will obtain orders of similar magnitude from other customers. The loss of any major customer or any reduction, delay in or cancellation of orders by any such customer or the failure of the Company to market successfully to new customers could have a material adverse effect on the

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               Company's business, financial condition and results of
               operations.

               POTENTIAL VARIABILITY OF QUARTERLY FINANCIAL RESULTS

                  The Company's revenues and operating results could vary
               substantially from quarter to quarter. Among the factors that could cause these variations are changes in the demand for the Company's products, the level of product and price competition, the length of the Company's sales process, the size and timing of individual transactions, the mix of products and services sold, software defects and other product quality problems, any delay in or cancellation of customer installations, the Company's success in expanding its direct sales force and indirect distribution channels, the timing of new product introductions and enhancements by the Company or its competitors, customer order deferrals in anticipation of enhancements or new products offered by the Company or its competitors, commercial strategies adopted by competitors, changes in foreign currency exchange rates, customers' fiscal constraints, the Company's ability to control costs and general economic conditions. In addition, a limited number of relatively large customer orders has accounted for and is likely to continue to account for a substantial portion of the Company's total revenues in any particular quarter. Sales of the Company's software products generally involve a significant commitment of management attention and resources by prospective customers. Accordingly, the Company's sales process is often lengthy and subject to delays associated with the long approval process that accompanies significant customer initiatives or capital expenditures. The Company's sales cycle, from initial trial to complete installation, varies substantially from customer to customer. Because a high percentage of the Company's costs are for staffing and operating expenses and are fixed in the short term, based on anticipated revenue levels, variations between anticipated order dates and actual order dates, as well as non-recurring or unanticipated large orders, can cause significant variations in the Company's operating results from quarter to quarter. As a result of the foregoing factors, the Company's operating results for a future quarter may be below the expectations of securities analysts and investors. In such event, the market price of the Company's common stock likely will be adversely affected.

               LIMITED PREDICTABILITY OF SALES DUE TO LENGTHY SALES PROCESS

                  The sale of the Company's products generally requires the
               Company to provide a significant level of education to prospective customers regarding the use and benefits of the Company's products. In addition, implementation of the Company's products involves a significant commitment of resources by prospective customers and is commonly associated with substantial integration efforts which may be performed by the Company or the customer. For these and other reasons, the length of time between the date of initial contact with the potential customer and the installation and use of the Company's products is typically six months or more, and may be subject to delays over which the Company has little or no control. The Company's


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               implementation cycle could be lengthened in the future by
               increases in the size and complexity of its installations. Delay in or cancellation of sales could have a material adverse effect on the Company's business, financial condition and results of operations, and could cause the Company's operating results to vary significantly from quarter to quarter.

               COMPETITION

                  The market for the Company's products is intensely
               competitive, fragmented and subject to rapid change. Because the Company's principal products are call center systems, which include both software applications and hardware, the Company competes with a variety of companies which provide these components independently or as an integrated system. The Company's principal competitors in the field of integrated inbound/outbound call management systems are Davox Corporation ("Davox"), EIS International, Inc. ("EIS") and Mosaix International, Inc. ("Mosaix"). The Company also competes in the CTI segment of the market, where principal competitors include AnswerSoft, Inc., Genesys Telecommunications Laboratories, Inc., and Nabnasset Corporation, among others. The Company may face additional competition from PBX/ACD vendors, system integrators, other communications equipment and service providers, computer hardware and software vendors and others. The Company may also face additional competition from non-traditional competitors in the emerging computer telephony market. Such competitors may include Interactive Intelligence and others. The Company generally faces competition from one or more of its principal competitors on major installations and believes that price is a major factor considered by its prospective customers.

                  Increased competition has contributed significantly to price reductions and the Company expects these price reductions to continue. In addition, increased competition may result in reduced operating margins and loss of market share, either of which could materially adversely affect the Company's business, financial condition and results of operations.

                  Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than could the Company. Competition from these or other sources could result in price reductions and loss of market share which could adversely affect the Company's business, financial condition and results of operations.



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               CONTROL BY PRINCIPAL SHAREHOLDER

                  Aleksander Szlam, the Company's Chairman of the Board, Chief
               Executive Officer and principal shareholder, is the beneficial owner of approximately 73.5% of the outstanding shares of Common Stock. Accordingly, Mr. Szlam is in a position to control the Company through his ability to control any election of members of the Board of Directors, as well as any decision whether to merge or sell the assets of the Company, to adopt, amend or repeal the Company's Amended and Restated Articles of Incorporation and Bylaws, or to take other actions requiring the vote or consent of the Company's shareholders. This concentration of ownership could also discourage bids for the shares of Common Stock at a premium to, or create a depressive effect on, the market price of the Common Stock.

               COMPETITIVE MARKET FOR PERSONNEL

                  The future success of the Company's growth strategy will
               depend to a significant extent on its ability to attract, train, motivate and retain highly skilled professionals, particularly software developers, sales and marketing personnel and other senior technical personnel. An inability to hire such additional qualified personnel could impair the Company's ability to adequately manage and complete its existing sales and to bid for, obtain and implement new sales. Further, the Company must train and manage its growing employee base, requiring an increase in the level of responsibility for both existing and new management personnel. There can be no assurance that the management personnel and systems currently in place will be adequate or that the Company will be able to assimilate new employees successfully. Highly skilled employees with the education and training required by the Company are in high demand. Accordingly, there can be no assurance that the Company will be successful in attracting or retaining current or future employees.

               RISKS ASSOCIATED WITH TECHNOLOGICAL ADVANCES; NECESSITY OF DEVELOPING NEW PRODUCTS; COMPLIANCE TO INDUSTRY REQUIREMENTS

                  The market for call center systems is subject to rapid
               technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in this market could be eroded rapidly by unforeseen changes in customer and technological requirements for application features, functions and technologies. The Company's growth and future operating results will depend in part upon its ability to enhance existing applications and develop and introduce new applications that anticipate, meet or exceed technological advances in the marketplace, that meet changing customer requirements, that respond to competitive products and that achieve market acceptance. The Company's product development and testing efforts have required, and are expected to continue to require, substantial investments by the Company. There can be no assurance the Company will possess sufficient resources to make these necessary investments. The Company has in the


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               past experienced delays both in developing new products and customizing existing products. These delays have occurred due to the complex nature of the Company's products, difficulties in getting newly-developed software applications to function properly with existing applications, difficulty in recruiting sufficient numbers of programmers with the proper technical skills and capabilities, loss of programmers and other technical personnel with existing knowledge of the Company's products, changing standards or protocols within the computer and telephony equipment with which the Company's products integrate, inherent limitations in, and unforeseen problems with using, other company or industry products and software, changes in design specifications once technical problems are uncovered, and unforeseen problems with the implementation of a client server architecture and distributed processing. There can be no assurance that the Company will not experience difficulties that could cause such delays in the future. In addition, there can be no assurance that such products will meet the requirements of the marketplace and achieve market acceptance, or that the Company's current or future products will conform to industry standards. If the Company is unable, for technological or other reasons, to develop and introduce new and enhanced products in a timely manner, the Company's business, financial condition and results of operations could be materially adversely affected. The Company recently evaluated its Products for issues relating to Year 2000 ("Y2K") Compliance. Although the Company has made substantial changes to its Products to assure Y2K Compliance, no assurance can be made that the Products will, in fact, operate correctly. Any Y2K related defects which are detected will necessarily detract resources from development of other products and may result in delays in deploying additional products and features. In addition, any litigation as a result of Y2K non-compliance may materially adversely affect the Company's financial condition, the Company's business or results of operations.

               MANAGEMENT OF GROWTH

                  The Company has recently experienced significant growth in revenue, operations and personnel. Continued growth will place significant demands on its management and other resources. In particular, the Company will have to continue to increase the number of its personnel, particularly skilled technical, marketing and management personnel, and continue to develop and improve its operational, financial, communications and other internal systems. The Company's inability to manage its growth effectively could have a material adverse effect on the quality of the Company's services and projects, its ability to attract and retain key personnel, its business prospects and its results of operations and financial condition. The Company recently implemented a new help-desk information system to upgrade its automated customer support capability. No assurance can be given that the implementation of this system will not result in disruptions to the Company's business. In addition, the Company is in the process of implementing a plan to decentralize its sales and support functions throughout existing and planned regional offices. There can be no assurance that the Company will be successful in implementing this decentralization plan or managing the transition without disruptions in the sales and support functions or that the new decentralized sales and


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               support organization will be effective. The Company is also implementing a plan to outsource a significant portion of the Product's production and integration to a non-affiliated third party. There can be no assurance that the implementation of this outsourcing plan will be successful or that managing the transition can be accomplished without disruption to the Company's normal operation. In addition, due to the highly complex nature of the Company's products, no assurance can be made that the Products produced and integrated by the outsourcing third-party will provide operation as reliable as those produced and integrated by Employees of the Company. Any disruptions resulting from the implementation of the help-desk information system the decentralization plan or the outsourcing plan, or the failure to implement these changes in a timely manner, could have a material adverse effect on the Company's business, results of operations and financial condition.

               INTERNATIONAL OPERATIONS

                  Revenue from sales outside the United States in 1995, 1996 and
               1997 accounted for 22.5%, 21.0% and 18.4%, respectively, of the Company's total revenues. International operations are subject to inherent risks, including the impact of possible recessionary environments in economies outside the United States, changes in legal and regulatory requirements including those relating to telemarketing activities, changes in tariffs, seasonality of sales, costs of localizing products for foreign markets, longer accounts receivable collection periods and greater difficulty in accounts receivable collection, difficulties and costs of staffing and managing foreign operations, reduced protection for intellectual property rights in some countries, potentially adverse tax consequences and political and economic instability. There can be no assurance that the Company will be able to sustain or increase international revenue, or that the factors listed above will not have a material adverse impact on the Company's international operations. While the Company's expenses incurred in foreign countries typically are denominated in the local currencies, revenues generated by the Company's international sales typically are paid in U.S. dollars or British pounds. Accordingly, while exposure to currency fluctuations to date has been insignificant, there can be no assurance that fluctuations in currency exchange rates in the future will not have a material adverse impact on the Company's international operations. The Company currently does not engage in currency hedging activities.

                  A significant element of the Company's business strategy is to continue expansion of its operations in international markets. This expansion has required and will continue to require significant management attention and financial resources to develop international sales channels. Because of the difficulty in penetrating new markets, there can be no assurance that the Company will be able to maintain or increase international revenues. To the extent that the Company is unable to do so, the Company's financial condition and results of operations could be materially adversely affected.



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               RISK OF SOFTWARE DEFECTS; DEPENDENCE ON THIRD-PARTY SOFTWARE

                  Software products as complex as those offered by the Company may contain errors that may be detected at any point in the products' life cycles. The Company has, in the past, discovered software errors in certain of its products and has experienced delays in shipment of products during the period required to correct these errors. In particular, the call center environment is characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult, time consuming and may not uncover all defects prior to shipment and installation at a Customer's location. There can be no assurance that, despite extensive testing by the Company and by current and potential customers, errors will not be found, resulting in a loss of, or delay in, market acceptance and sales, diversion of development resources, injury to the Company's reputation or increased service and warranty cost, any of which could have a material adverse affect on the Company's business, financial condition and results of operations. Certain software used in the Company's products is licensed by the Company from third parties. There can be no assurance that the Company will continue to be able to resell this software under its licenses or, if any licensor terminates its agreement with the Company, that the Company will be able to develop or otherwise procure replacement software from another supplier on a timely basis or on commercially reasonable terms. In addition, such third-party software may contain errors which the Company is dependent upon the third-party to correct and that may be difficult for the Company to detect and correct.

               POTENTIAL LIABILITY TO CUSTOMERS

                  The Company's products may be critical to the operations of its customers' businesses and provide benefits that may be difficult to quantify. Any failure in a Company product or a customer's system could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from product failures or negligent acts or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for product liability and errors or omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or changes in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect the Company's results of operations and financial condition.



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               RISKS ASSOCIATED WITH POSSIBLE ACQUISITIONS

                  The Company may in the future engage in selective acquisitions of businesses that are complementary to those of the Company, including other providers of call management or CTI solutions or technology. While the Company has from time to time in the past considered acquisition opportunities, it has never acquired a significant business and has no existing agreements or commitments to effect any acquisition. Accordingly, there can be no assurance that the Company will be able to identify suitable acquisition candidates available for sale at reasonable prices, consummate any acquisition or successfully integrate any acquired business into the Company's operations. Further, acquisitions may involve a number of additional risks, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances and legal liabilities, some or all of which could have a material adverse effect on the Company's results of operations and financial condition. Problems with an acquired business could have a material adverse impact on the performance of the Company as a whole. The Company expects to finance any future acquisitions with the proceeds of the offering as well as with possible debt financing, the issuance of equity securities (common or preferred stock) or a combination of the foregoing. There can be no assurance that the Company will be able to arrange adequate financing on acceptable terms. If the Company were to proceed with one or more significant future acquisitions in which the consideration consisted of cash, a substantial portion of the Company's available cash (possibly including a portion of the proceeds of the offering) could be used to consummate the acquisitions. If the Company were to consummate one or more significant acquisitions in which the consideration consisted of stock, shareholders of the Company could suffer significant dilution of their interests in the Company. Many business acquisitions must be accounted for as a purchase. Most of the businesses that might become attractive acquisition candidates for the Company are likely to have significant intangible assets and acquisition of these businesses, if accounted for as a purchase, would typically result in substantial goodwill amortization charges to the Company, reducing future earnings. In addition, such acquisitions could involve non-recurring acquisition-related charges, such as the write-off or write-down of software development costs or other intangible items.

               REGULATORY ENVIRONMENT

                  Certain uses of outbound call processing systems are regulated by federal, state and foreign laws and regulations. While the Company's systems are generally designed to operate in compliance with these laws and regulations through the use of appropriate calling lists and calling campaign time parameters, compliance with these laws and regulations may limit the usefulness of the Company's products to its customers and potential customers, and these laws and regulations could therefore adversely affect demand for the Company's products. In addition, there can be no assurance that future legislation or regulatory activity further restricting telephone or other communications practices, if enacted, would not adversely affect the Company.



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               INTELLECTUAL PROPERTY RIGHTS

                  The Company relies on a combination of patent, copyright,
               trade secret and trademark laws, confidentiality procedures and contractual provisions to protect its proprietary rights in its products and technology. There can be no assurance, however, that these measures will be adequate to protect its trade secrets and proprietary technology. Further, the Company may be subject to additional risks as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries. Litigation to defend and enforce the Company's intellectual property rights could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations, regardless of the final outcome of such litigation. Despite the Company's efforts to safeguard and maintain its proprietary rights both in the United States and abroad, there can be no assurance that the Company will be successful in doing so or that the steps taken by the Company in this regard will be adequate to deter misappropriation or independent third-party development of the Company's technology or to prevent an unauthorized third party from copying or otherwise obtaining and using the Company's products or technology. There can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company. Any such events could have a material adverse affect on the Company's business, financial condition and results of operations.

                  With certain exceptions, the Company historically has not
               actively pursued infringements of these patents. There can be no assurance that any future attempt by the Company to enforce its patents would be successful or would result in royalties which exceed the cost of such enforcement efforts, or that the Company will be able to detect all instances of infringement. The Company generally enters into confidentiality agreements with its employees, consultants, clients and potential clients and limits access to, and distribution of, its proprietary information. The Company maintains trademarks and service marks to identify its products, development tools and service offerings and relies upon trademark and trade dress laws to protect its proprietary rights in these marks.

                  The Company has entered into agreements with certain of its distributors giving them a limited, non-exclusive right to use portions of the Company's source code to create foreign language versions of the Company's products for distribution in foreign markets. In addition, the Company has entered into agreements with a number of its customers requiring the Company to place its source code in escrow. These escrow arrangements typically provide that these customers have a limited, non-exclusive right to use such code in the event that there is a bankruptcy proceeding by or against the Company, if the Company ceases to do business or if the Company fails to meet its support obligations. These arrangements may increase the likelihood of misappropriation by third parties.


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                  As the number of call management software applications in the industry increases and the functionality of these products further overlaps, software development companies like the Company may increasingly become subject to claims of infringement or misappropriation of the intellectual property rights of others. Although the Company believes that its software components and other intellectual property do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, that assertion of such claims will not result in litigation or that the Company would prevail in such litigation or be able to obtain a license for the use of any infringed intellectual property from a third party on commercially reasonable terms. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the Company, divert management's attention from the Company's operations and delay customer purchasing decisions. Any infringement claim or litigation against the Company could, therefore, have a material adverse effect on the Company's results of operations and financial condition.

               DEPENDENCE ON KEY PERSONNEL

                  The Company's success will depend in large part upon the
               continued availability of the services of Aleksander Szlam, the Company's Chairman and Chief Executive Officer. Although the Company has an employment agreement with Mr. Szlam, the agreement does not obligate him to continue his employment with the Company. There can be no assurance that the Company will be able to retain the services of Mr. Szlam. The Company does not maintain key man life insurance on Mr. Szlam. The loss of the services of Mr. Szlam would have a material adverse effect on the Company's business, financial condition and results of operations. The Company is currently in the process of searching for a President/COO. There is no assurance that this position will be filled in the near term.

               CERTAIN ANTI-TAKEOVER PROVISIONS

                  The Board of Directors has authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by the Company's shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock that may be issued in the future. While the Company has no present intention to issue shares of preferred stock, such issuance could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company's Amended and Restated Articles of Incorporation and Bylaws contain provisions that may discourage proposals or bids to acquire the Company. These provisions could have the effect of making it more difficult for a third party to acquire control of the Company and adversely affect prevailing market prices for the Common Stock.


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               SHARES ELIGIBLE FOR FUTURE SALE

                  As described in the Company's Form S-8 dated December 4, 1997 and filed with the Commission, the Company has 1,600,000 shares of Common Stock reserved for issuance under its stock plans, of which 1,116,541 shares were subject to outstanding options as of the date of filing of the S-8. Sales of substantial amounts of Common Stock in the public markets, pursuant to Rule 144 or otherwise, or the availability of such shares for sale could adversely affect the prevailing market prices for the Common Stock and impair the Company's ability to raise additional capital through the sale of equity securities in the future should it desire to do so.

               POSSIBLE VOLATILITY OF STOCK PRICE

                  The market price of the Common Stock could be subject to
               significant fluctuations in response to variations in quarterly operating results and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time that have often been unrelated or disproportionate to the operating performance of particular companies. Any announcement with respect to any adverse variance in revenue or earnings from levels generally expected by securities analysts or investors for a given period would have an immediate and significant adverse effect on the trading price of the Common Stock. In addition, factors such as announcements of technological innovations or new products by the Company, its competitors or third parties, rumors of such innovations or new products, changing conditions in the market for call center systems, changes in estimates by securities analysts, announcements of extraordinary events, such as acquisitions or litigation, or general economic conditions may have a significant adverse impact on the market price of the Common Stock.


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